UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 3, 2001


                                 C-COR.net Corp.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726                  24-0811591
-------------------------------     ----------------         -------------------
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)       Number)                 Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
 ------------------------------------------------         ----------
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461


         (Former name or former address, if changed since last report.)

Item 5.  Other Events.

On July 3, 2001, C-COR.net and Aerotec Communications, Inc. entered into a definitive agreement under which Aerotec will merge with Worldbridge Broadband Services, Inc., a wholly owned subsidiary of C-COR.net. The purchase price, which will be paid in cash, is $2.25 million. Additional cash payments of up to $3.75 million may be made to Aerotec shareholders if certain revenue targets are achieved during the first two years following the closing. The merger transaction is expected to close in July 2001, subject to customary closing conditions.


Item 7.  Financial Statements and Exhibits

     (c) Exhibits.

         99.1 Press Release, dated July 5, 2001, of C-COR.net Corp.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


C-COR.net Corp.
(Registrant)

July 5, 2001


By: /s/ William T. Hanelly
--------------------------------------------
Name: William T. Hanelly
Title: Vice President-Finance,
       Secretary & Treasurer
      (Principal Financial Officer)

                                                                    Exhibit 99.1



               C-COR.NET TO PURCHASE AEROTEC COMMUNICATIONS, INC.

     Deal Enables C-COR.net to Solidify West Coast Presence as Part of Its
          Nationwide Broadband Technical Support Service Capabilities


     State College, PA (July 5, 2001) - C-COR.net (Nasdaq: CCBL), a global provider of broadband technology and services, and Aerotec Communications, Inc., a Simi Valley, California-based provider of broadband and telecommunications construction services, today announced that they had entered into a definitive agreement under which Aerotec will merge with Worldbridge Broadband Services, Inc., a wholly-owned subsidiary of C-COR.net, in a cash transaction. The merger transaction is expected to close in July 2001, subject to customary closing conditions set forth in the merger agreement. Ted Engborg, President of Aerotec, will become Vice President of the

                                     -MORE-


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Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company's judgment regarding future events. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of uncertainties, many of which the Company is not aware. Factors which could cause actual results to differ from expectations include, among others, the successful integration of the Aerotec Communications, Inc. business into the Company's Worldbridge Broadband Services subsidiary, capital spending patterns of the communications industry, the demand for network integrity, the trend toward more fiber in the network, the Company's ability to develop new and enhanced products, the Company's ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company's products and services, and the Company's ability to achieve its strategic objectives. For additional information concerning these and other important factors which may cause the Company's actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.
--------------------------------------------------------------------------------

C-COR.NET TO PURCHASE AEROTEC COMMUNICATIONS, INC.-ADD 1

Worldbridge Construction Division/Western Region, which will continue to be headquartered in Simi Valley.

     Founded in 1986, Aerotec Communications, Inc. designs, installs, constructs, repairs, and maintains copper, coaxial, and fiber optic cable networks that are aerial or underground, as well as wireless communication networks. The company also installs satellite, microwave tower, and antenna communication devices. Aerotec employs state-of-the-art testing machinery and fiber equipment, maintains a modern vehicle fleet, and uses some of the most advanced underground equipment available. Aerotec's primary customer base is the cable industry's Multiple System Operators (MSOs) in Southern California. The company, however, also provides services to other municipal, commercial, and residential customers.

     Commenting on the acquisition, Paul Janson, President of C-COR.net's Worldbridge Broadband Services, stated, "Aerotec brings to C-COR.net a highly regarded, experienced, and well equipped construction presence in the Western United States. The integration of Aerotec capabilities and established customer base into our Worldbridge group will strengthen C-COR.net's strategic position as a leading national supplier of broadband services to cable operators."

     Ted Engborg, President of Aerotec Communications, concurred. "Demand for our services remains strong in the Western Region. By combining with C-COR.net, we believe that we will be better positioned to grow and provide a broader range of services to our customer base. In addition, our experience in construction is complementary to the experience base of C-COR.net's Worldbridge Broadband Services and should make the combined entity more competitive."

                                     -MORE-

C-COR.NET TO PURCHASE AEROTEC COMMUNICATIONS, INC.-ADD 2


About C-COR.net

     C-COR.net provides technology and services for the full network life cycle of two-way HFC (Hybrid Fiber Coax) broadband networks. C-COR.net develops and supplies high-quality RF (Radio Frequency) and fiber optic transportation electronics for the global market. The Company also offers next-generation network management systems, mobile workforce management solutions using wireless, and nationwide technical field support with full service outsourcing capabilities. C-COR.net's common stock is listed on the Nasdaq National Market (Symbol: CCBL) and the Russell 2000 Stock Index. C-COR.net's Web site is www.c-cor.net.

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